UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2013 Dr. Wei Ping Min (“Min”) entered into an agreement (“Agreement”) whereby Min assigned to Regen BioPharma Inc. (“Regen”) , a wholly owned subsidiary of Bio-Matrix Scientific Group, Inc.(“the Company”) , all  right, title and interest in US Patent # 8,389,708 as well as all Patent applications from the same family corresponding to numbers PCT/CA2006/000984, CA2612200 and EP1898936.(“Min IP”)

US Patent # 8,389,708 was granted to Min with regard to his invention of a  method directed to the silencing of immunosuppressive cancer causing genes using short interfering RNA (siRNA) leading to an increase in the immune response, a decrease in tumor-induced immunosuppression and a decrease in in vivo tumor progression.

As consideration for the Min IP, Regen is required to:

(a)
negotiate in good faith with Min with regards to a proposed consulting agreement whereby Min shall perform certain mutually agreed upon tasks for the benefit of Regen  for consideration to  Min consisting of One Hundred Thousand United States Dollars ($100,000 ) of the common shares of the Company  valued as of the date of issuance and to be paid over a twelve month period in twelve equal installments (“Consulting Shares”) and registered under the Securities Act of 1933 on Form S-8.

(b)
Cause to be issued to Min 100,000 of the Company’s preferred shares (“Assignor Preferred Shares”) exchangeable  into common shares of the Company (“Exchange Common Shares”)  under the following terms and conditions:

(i)	A sufficient number of common shares shall be authorized for issuance by the Company in order that the required number of Exchange Common Shares may be issued

(ii)
Subject to (i)  above, upon any date subsequent to the date of the completion of a satisfactory review by the United States Food and Drug Administration (“FDA”) of an Investigational New Drug Application (“IND”) for the Min IP submitted by Regen which shall result in the ability of Regen to lawfully begin clinical testing of the Min IP on human subjects within the United States Min shall be permitted, at his option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of Three Hundred Thirty Three Thousand United States Dollars ($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Min  to Regen of Min’s intent to exchange.

(iii)
Subject to (i) above, upon any date subsequent to the date that manufacturing procedures for the manufacture of the Min IP have been developed by Regen  which comply to the Current Good Manufacturing Practices (“cGMP “) requirements of the Food Drug and Cosmetics Act of 1938 and the rules and regulations promulgated thereunder as they may apply to the manufacture of the Min IP  Min shall be permitted, at Min’s option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of Three Hundred Thirty Three Thousand United States Dollars ($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Min  to Regen  of Min’s intent to exchange.

(iv)
Subject to (i)  above, upon any date subsequent to the date that, in connection with a lawfully administered Phase I clinical trial of the Min IP being conducted by Regen within the United States on human subjects, both of (1) a clinical trial protocol has been completed and (2) a Principal Investigator has been appointed, Min shall be permitted, at Min’s option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of Three Hundred Thirty Three Thousand United States Dollars ($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Min  to Regen  of Min’s intent to exchange.

(c)
Subject to sufficient number of common shares having been authorized for issuance by the Company, Min shall receive, upon successful completion of a lawfully administered Phase I clinical trial of the Min IP being conducted by Regen within the United States on human subjects, the results of which (1) shall indicate that the Min IP can be safely tolerated by human subjects (2) shall not indicate that use of the Min IP in human subjects result in side effects of such severity that commencement of a Phase II clinical trial could not occur, and (3) establishes the optimal dosage and/or method of administration( as applicable )of the Min IP ,  Min shall receive that number of the common shares of BMSN which, at a price per share equal to the closing price of the shares as of the day of issuance, shall equal One Million United States Dollars ($1,000,000)

Pursuant to the Agreement, Min shall be entitled to additional consideration for productivity and deliverables over and above listed items (“”Bonus””).  The eligibility of Min to receive a Bonus as well as the nature and amount of any Bonus shall be at the sole discretion and determination of the Chief Executive Officer of the Company.

On June 5, 2013 Regen  entered into an agreement with Oregon Health & Science University (“License Agreement”) whereby Oregon Health & Science University  (“OHSU”)  granted to the Regen  an exclusive, worldwide, royalty bearing license to US patent No. 6,821,513 “Method for enhancing hematopoiesis” issued Nov. 23, 2004 (“Patent Rights”) and a non-exclusive, worldwide, royalty bearing license to, among other items, all inventions that are the subject of the invention disclosure giving rise to, or that are described in, patent applications included in the Patent Rights that do not issue into patents. (“Know-How”).

Pursuant to the License Agreement Regen shall be obligated to make the following payments to OHSU:

1. An upfront license issue payment of $35,000 payable 30 days from the effective date of the License Agreement

2. $25,000 on the enrollment of the first patient in a Phase I clinical trial anywhere in the world for each Licensed Product.

3. $150,000 on the enrollment of the first patient in a Phase III clinical trial anywhere in the world for each Licensed Product.

4. $250,000 on the first regulatory approval anywhere in the world for each Licensed Product.

5.The  sum of $9,167.12, which represents Patent Costs incurred by OHSU as of April 30, 2012.

Regen shall also be obligated to pay the following royalties to OHSU pursuant to the License Agreement, if executed:

1) 2% Of Net Sales outside the Least Developed Countries; which percentage may be reduced in half where the Licensed Product embodies solely the Know-How and not the Patent Rights.

2) 0% Of Net Sales solely within any of the Least Developed Countries, so long as the Net Sales received by Regen and/or Sublicensees solely cover Regen's or Sublicensees' reasonable and documented direct costs to manufacture the Licensed Products ("Costs").

3) 1% Of Net Sales solely within any of the Least Developed Countries that exceed Costs.

“Least Developed Countries" means each country identified as a low-income economy by the World Bank Group and by the United Nations on their respective websites at the time the Licensed Product is transferred, and all other countries mutually agreed to in writing by OHSU and Regen. Net Sales" means the gross invoiced amount, and/or the monetary equivalent of any other consideration actually received by Regen and/or its Sublicensees, for the transfer of a Licensed Product, less certain expenses.

Commencing on the first January 1 to occur after the first Net Sale, and for each year thereafter, Regen will pay to OHSU minimum annual royalty of Ten Thousand Dollars (“Minimum Royalty”). Minimum Royalties will be credited against any subsequent royalty payments made by Regen, but only for the year in which the Minimum Royalty was received.

The License Agreement shall also require Regen to:

(a) Pay OHSU a license maintenance payment of $1,000 by each anniversary of the effective date of the License Agreement for the first four years until the first Net Sale and a license maintenance payment of $5,000 by each anniversary of the effective date of the License Agreement beginning in year 5 until the first Net Sale

(b) Pay a percentage of all remuneration received by Regen from a Technology Sublicensee (any person or entity that directly or indirectly obtains any rights in or to the licensed technology from Regen to use the licensed technology to further develop or modify the licensed technology or to incorporate the licensed technology into such Technology Sublicensee’s products or services) whether in the form of money, equipment, property, equity, debt financing or any other cash or noncash consideration, other than sales generating royalty payments to OHSU

(c) Reimburse OHSU for all out-of-pocket costs and expenses incurred by OHSU in connection with the preparation, filing, prosecution, defense, including interference and opposition proceedings, and maintenance of the Patent Rights.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Ex.10.1  WORLDWIDE INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

DATED May 1, 2013

Ex.10.2  LICENSE AGREEMENT

DATED June 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: June 11, 2013